Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information - Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated August 31, 2026, and each included in this Post-Effective Amendment No. 48 to the Registration Statement (Form N-1A, File No. 333-112207) of AB Corporate Shares (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated June 26, 2026, with respect to the financial statements and financial highlights of AB Municipal Income Shares, AB Corporate Income Shares, AB Taxable Multi-Sector Income Shares, AB Municipal Income Shares C, AB Municipal Income Shares N and AB Impact Municipal Income Shares (each a portfolio constituting AB Corporate Shares) included in the Annual Report to Shareholders (Form N-CSR) for the year ended April 30, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

August 27, 2026